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                                                                   EXHIBIT 5.1

                          [LATHAM & WATKINS LETTERHEAD]



                                                          March 21, 2001


Microcide Pharmaceuticals, Inc.
850 Maude Avenue
Mountain View, CA  94043

Ladies and Gentlemen:

     In connection with the registration by Microcide Pharmaceuticals, Inc., a Delaware corporation (the "Company"), of an aggregate maximum offering of $35,000,000 of shares of common stock of the Company (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), on that certain registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on February 9, 2001 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we may have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

     Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefore in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters".

                                           Very truly yours,

                                           /s/  LATHAM & WATKINS